UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2007

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31666	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e) Compensatory Arrangements of Certain Officers

On February 13, 2007, First Advantage Corporation’s, (the “Company”) Compensation Committee approved the senior executive annual incentive program for fiscal year 2007 (“2007 Incentive Program”), which memorializes the performance measurement to be used to determine whether certain senior executive of the Company are eligible to receive a bonus for 2007. Eligible participants include the Company’s “named executive officers”, which include the Chief Executive Officer, President, Chief Financial Officer, and Chief Operating Officer, and certain senior executives comprised of the Chief Information Officer, General Counsel and Segment Presidents. The annual incentive program was previously approved by the Committee and Board in 2006; the modifications to the 2007 Incentive Program strictly relate to the performance measurements to be used to determine 2007 awards. The Committee did not approve the performance measurement for the Chief Executive Officer and the President. Such approval will be made by the Committee at the next regularly scheduled meeting and reported in a separate Form 8-K.

Bonuses granted under the 2007 Incentive Plan are expressed as a percentage of base salary and are awarded based on the achievement of certain quantitative and qualitative performance measurements with respect to the Chief Financial Officer, Chief Operating Officer, General Counsel, Chief Information Officer and Segment Presidents. Earnings per share (“EPS”) is a quantitative measurement that is used. However, no bonuses will be awarded under the 2007 Incentive Plan if threshold quantitative measurements related to corporate financial goals are not met. The Chief Financial Officer, Chief Operating Officer, and Segment Presidents have an opportunity to earn a bonus up to a maximum of 125 percent of their base salary, while the General Counsel and Chief Information Officer have an opportunity to earn a bonus up to 100 percent of their base salary. The weight of each of the performance measurements for each of the participants listed below is as follows:

Position	Quantitative Measurement (Corporate Goals)	Individual Qualitative Measurement	Maximum Percentage of Base Salary
Chief Financial Officer, John Lamson	100%	25%	125%
Chief Operating Officer, Akshaya Mehta	35%	90%	125%
Segment Presidents, Evan Barnett, Andrew MacDonald, Howard Tischler, and Bart Valdez	25%	100%	125%
Chief Information Officer, Alan Missen	25%	75%	100%
General Counsel, Julie Waters	25%	50%	100%

The cash bonus distributions under the 2007 Incentive Plan will be calculated at the end of the fiscal year, will be based upon the audited financial results of the Company and will be paid during the first quarter of 2007. Targets shall be prorated should an individual join the 2007 Incentive Plan part way through the year. The 2007 Incentive Plan is effective for fiscal year 2007 and may be changed or modified at the discretion of the Committee and Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: February 16, 2007	By:	/s/ JOHN LAMSON
	Name:	John Lamson
	Title:	Executive Vice President and Chief Financial Officer